Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Tufin Software Technologies Ltd. of our report dated March 18, 2020 relating to the financial statements and financial statement schedule, which appears in Tufin Software Technologies Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2019. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Tel Aviv, Israel	/s/ Kesselman & Kesselman
July 6, 2020	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited
Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,
P.O Box 50005 Tel-Aviv 6150001 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il